UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2010

Commission File No. 333-153294

SMART KIDS GROUP, INC.
 (Exact name of small business issuer as specified in its charter)

Florida (State or other Jurisdiction of Incorporation or Organization)	05-0554762 (I.R.S. Employer Identification No.)

2005 Tree Fork Lane, Suite 109 Longwood, FL	32750
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (780) 222-6257

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Virginia K Sourlis, Esq.
The Sourlis Law Firm
214 Broad Street
Red Bank, New Jersey 07701
Telephone: (732) 530-9007
www.sourlislaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(b) Engagement of New Independent Registered Public Accounting Firm.

On November 16, 2010, Smart Kids Group, Inc. (the “Company” or “Smart Kids”) retained De Joya Griffith & Company, LLC (“DJGC”) as the Company’s new independent registered public accounting firm. This engagement was approved by the Board of Directors. During the fiscal years ended June 30, 2010 and 2009 and any subsequent interim period through the date hereof, Smart Kids has not consulted with DJGC regarding the application of accounting principles related to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Smart Kids’ financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

SMART KIDS GROUP, INC.

Date: November 29, 2010	By:	/s/ JOSEPH DIFRANCESCO
Name: Joseph DiFrancesco Title: Chief Executive Officer and Co-Chairman (Principal Executive Officer)

By:	/s/ RICHARD SHERGOLD
Name: Richard Shergold Title: President, Chief Development Officer and Co-Chairman (Principal Financial and Principal Accounting Officer)